(d)(63)

AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT

FOR THE TIAA-CREF FUNDS

AMENDMENT, dated May 1, 2014, to the Investment Management Agreement (the “Agreement”), as amended, by and between TIAA-CREF Funds (the “Trust”) and Teachers Advisors, Inc. (“Advisors”).

WHEREAS, the Board has approved certain changes to the advisory fee rates of many series of the Trust (the “Funds”), including changes to certain Funds’ breakpoint fee schedules, and wish the Agreement to reflect such changes;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Trust and Advisors hereby agree to amend the Agreement as follows:

The existing Appendix A of the Agreement shall be replaced in its entirety with the attached updated Appendix A.

IN WITNESS WHEREOF, the Trust and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF FUNDS

By: Phillip G. Goff
Title: Treasurer

TEACHERS ADVISORS, INC.

By: Carol Deckbar
Title: Chief Operating Officer

APPENDIX A

International Equity Fund

Real Estate Securities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.50%
Over $1.0--$2.5	0.48%
Over $2.5--$4.0	0.46%
Over $4.0	0.44%

Growth & Income Fund

Large-Cap Growth Fund

Large-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.45%
Over $1.0--$2.5	0.43%
Over $2.5--$4.0	0.41%
Over $4.0	0.39%

Mid-Cap Growth Fund

Mid-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.48%
Over $0.5--$0.75	0.46%
Over $0.75--$1.0	0.44%
Over $1.0--$2.5	0.42%
Over $2.5--$4.0	0.40%
Over $4.0	0.38%

Small-Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.46%
Over $0.5--$0.75	0.44%
Over $0.75--$1.0	0.42%
Over $1.0--$2.5	0.40%
Over $2.5--$4.0	0.38%
Over $4.0	0.36%

Global Natural Resources Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.65%
Over $1.0--$2.5	0.63%
Over $2.5--$4.0	0.61%
Over $4.0	0.59%

Emerging Markets Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.85%
Over $1.0--$2.5	0.83%
Over $2.5--$4.0	0.81%
Over $4.0	0.79%

International Opportunities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.60%
Over $1.0--$2.5	0.58%
Over $2.5--$4.0	0.56%
Over $4.0	0.54%

Large-Cap Growth Index Fund

Large-Cap Value Index Fund

Equity Index Fund

S&P 500 Index Fund

Small-Cap Blend Index Fund

International Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.04%

Emerging Markets Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.14%

Enhanced Large-Cap Growth Index Fund

Enhanced Large-Cap Value Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.35%
Over $1.0--$2.5	0.30%
Over $2.5--$4.0	0.25%
Over $4.0	0.20%

Enhanced International Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.40%
Over $1.0--$2.5	0.35%
Over $2.5--$4.0	0.30%
Over $4.0	0.25%

Social Choice Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.15%

Managed Allocation Fund

All Assets	0.00%

Bond Fund

Bond Plus Fund

Tax-Exempt Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.30%
Over $1.0--$2.5	0.29%
Over $2.5--$4.0	0.28%
Over $4.0	0.27%

Short-Term Bond Fund

Inflation-Linked Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.25%
Over $1.0--$2.5	0.24%
Over $2.5--$4.0	0.23%
Over $4.0	0.22%

High-Yield Fund

Social Choice Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.35%
Over $1.0--$2.5	0.34%
Over $2.5--$4.0	0.33%
Over $4.0	0.32%

Bond Index Fund	Money Market Fund
Lifecycle Retirement Income Fund	Lifecycle Index Retirement Income Fund
Lifecycle 2010 Fund	Lifecycle Index 2010 Fund
Lifecycle 2015 Fund	Lifecycle Index 2015 Fund
Lifecycle 2020 Fund	Lifecycle Index 2020 Fund
Lifecycle 2025 Fund	Lifecycle Index 2025 Fund
Lifecycle 2030 Fund	Lifecycle Index 2030 Fund
Lifecycle 2035 Fund	Lifecycle Index 2035 Fund
Lifecycle 2040 Fund	Lifecycle Index 2040 Fund
Lifecycle 2045 Fund	Lifecycle Index 2045 Fund
Lifecycle 2050 Fund	Lifecycle Index 2050 Fund
Lifecycle 2055 Fund	Lifecycle Index 2055 Fund
Lifestyle Income Fund	Lifestyle Conservative Fund
Lifestyle Moderate Fund	Lifestyle Growth Fund
Lifestyle Aggressive Growth Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.10%